                         NOTICE OF GUARANTEED DELIVERY

                        TO TENDER SHARES OF COMMON STOCK

                                       OF
                             THOR INDUSTRIES, INC.

    As set forth in Section 3 of the Offer to Purchase, this form or a facsimile of it must be used to accept the Offer (as defined below) if:

        (a) certificates for Common Stock, par value $0.10 per share (the
    "Shares" or "Common Stock"), of Thor Industries, Inc., a Delaware corporation (the "Company"), are not immediately available; or

        (b) the procedure for book-entry transfer cannot be completed on a timely basis; or

        (c) time will not permit the Letter of Transmittal or other required documents to reach the Depositary referred to below before the Expiration
    Date (as defined in Section 1 of the Offer to Purchase).

    This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by telegram, facsimile transmission or mail, to the Depositary by the Expiration Date. See Section 3 of the Offer to Purchase.

TO: HARRIS TRUST AND SAVINGS BANK, DEPOSITARY

                      C/O HARRIS TRUST COMPANY OF NEW YORK

                             BY OVERNIGHT COURIER:

                           77 Water Street, 4th Floor
                               New York, NY 10005

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
          BY MAIL:               BY FACSIMILE TRANSMISSION              BY HAND:
     Wall Street Station        (FOR ELIGIBLE INSTITUTIONS           Receive Window
                                          ONLY):
        P.O. Box 1010               Fax: (212) 701-7636        77 Water Street, 5th Floor
   New York, NY 10268-1010            (212) 701-7637                  New York, NY
                                   CONFIRM BY TELEPHONE:
                                      (212) 701-7624

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN ONE OF THOSE SHOWN ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN ONE OF THOSE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

    The undersigned hereby tenders to Thor Industries, Inc., a Delaware corporation, at the price per Share indicated below, net to the seller in cash, upon the terms and subject to conditions set forth in the Company's Offer to Purchase, dated October 17, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which
is hereby acknowledged,       Shares pursuant to the guaranteed delivery
procedure set forth in Section 3 of the Offer to Purchase.

                                    ODD LOTS

      To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on October 16, 1996, and who will continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

  The undersigned either (check one box):

  / / was the beneficial owner as of the close of business on October 16, 1996, and will continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares, all of which are being tendered; or

  / / is a broker, dealer, commercial bank, trust company or other nominee which:

     (a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record holder; and

     (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner as of the close of business on October 16, 1996, and each such person will continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

  In addition, the undersigned is tendering Shares (check one box):

  / / at the Purchase Price (as defined below), as the same shall be determine by the Company in accordance with the terms of the Offer (persons checking this box should not indicate the price per Share under "Price (in Dollars) Per Share at Which Shares Are Being Tendered"); or

  / /  at the price per Share indicated under "Price (in Dollars) Per Share at
     Which Shares Are Being Tendered."

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
             USE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH
                                PRICE SPECIFIED.

                              CHECK ONLY ONE BOX.
            IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED
               (EXCEPT AS OTHERWISE PROVIDED HEREIN), THERE IS NO
                            PROPER TENDER OF SHARES.

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
      / /        / /        / /        / /
  $24.000    $24.625    $25.250    $25.875
/ / 24.125 / / 24.750 / / 25.375 / / 26.000
/ / 24.250 / / 24.875 / / 25.500
/ / 24.375 / / 25.000 / / 25.625
/ / 24.500 / / 25.125 / / 25.750


Certificate Nos. (if available):                                 SIGN HERE
Name(s):                                       Dated: , 1996
                                               If Shares will be tendered by book-entry
                                               transfer, check box of applicable Book-Entry
           (Please type or print)              Transfer Facility:
Address(s):                                    / / The Depository Trust Company
                                     Zip Code  / / Philadelphia Depository Trust Company
Area Code and                                  Account Number:
Telephone Number:

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company (not a savings bank or savings and loan association) having an office or correspondent in the United States, guarantees (i) that the above-named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary, at one of its addresses set forth above, Share certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

                                                      Name of Firm

                                                  Authorized Signature

                                                          Name

                                                         Title

                                                        Address

                                                        Zip Code

Dated:, 1996                                 (Area Code and Telephone No.)

                             ---------------------

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
                     SHARE CERTIFICATES SHOULD BE SENT WITH
                          YOUR LETTER OF TRANSMITTAL.